[LOGO OMITTED]

                                                                    EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE

CONTACT:
--------
Medicis

Libby Ivy, Executive  Director,  Investor Relations & Corporate  Communications,
(602) 808-3854
or
Taro Pharmaceuticals U.S.A., Inc.
Daniel Saks, Vice President, Corporate  Affairs,  (914)  345-9000 ext. 208
Kevin  Connelly,  Chief  Financial Officer, (914) 345-9000 ext. 338

                   TARO TO LICENSE FOUR BRANDED PHARMACEUTICAL
                           PRODUCT LINES FROM MEDICIS

SCOTTSDALE, AZ and HAWTHORNE, NY--January 15, 2003--Medicis (NYSE:MRX) and Taro Pharmaceutical Industries Ltd. (Nasdaq/NMS:TARO) today announced that Taro North America has entered into a license and optional purchase agreement with Medicis for four branded prescription product lines for sale in the United States and Puerto Rico. The license agreement is effective immediately and extends through June 1, 2004, after which Taro may purchase the product lines, which are used primarily in dermatology and pediatrics. Financial terms of the agreement were not disclosed.

Under terms of the agreement, Taro is licensing from Medicis the following four brands: TOPICORT(R) (desoximetasone), a topical corticosteroid used for inflammatory skin diseases; A/T/S(R) (erythromycin), a topical antibiotic used in the treatment of acne; OVIDE(R) (malathion), a pediculicide used in the treatment of head lice; and PRIMSOL(R) (trimethoprim HCl), an antibiotic oral solution for children with acute otitis media, or middle ear infections.

"We are pleased to have reached agreement with Taro for the license and possible sale of several of the Company's non-strategic brands," said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. "While OVIDE(R) provided the Company with an early presence in the pediatric market, it represents only a small portion of our total product revenues. This transaction with Taro will allow our sales and marketing organization to focus on the expansion of our core dermatologic, pediatric and podiatric brands which have the greatest potential for future growth."

 "The products licensed from Medicis, together with KERASAL(R) and U-CORT(R), previously acquired in the U.S., and DERMOVATE(R) and TIAMOL(R), previously acquired in Canada, represent the beginning of Taro's marketing of proprietary products in North America," said Barrie Levitt, M.D., Chairman of Taro.

About Medicis

Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological, pediatric and podiatric conditions. Medicis has leading prescription products in a number of therapeutic categories, including acne, asthma, eczema, fungal infections, hyperpigmentation, photoaging, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company's products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.



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The Company's products include the prescription brands DYNACIN(R) (minocycline
HCl), LOPROX(R) (ciclopirox), LUSTRA(R) (hydroquinone), LUSTRA-AF(R) (hydroquinone) with sunscreen, ALUSTRA(R) (hydroquinone) with retinol, OMNICEF(R) (cefdinir), ORAPRED(R) (prednisolone sodium phosphate), PLEXION(R) Cleanser (sodium sulfacetamide/sulfur), PLEXION TS(R) (sodium sulfacetamide/sulfur), PLEXION SCT(R) (sodium sulfacetamide/sulfur), TRIAZ(R) (benzoyl peroxide), LIDEX(R) (fluocinonide), and SYNALAR(R) (fluocinolone acetonide); the over-the-counter brand ESOTERICA(R); and BUPHENYL(R) (sodium phenylbutyrate), a prescription product indicated in the treatment of Urea Cycle Disorder. For more information about Medicis, please visit the Company's website at www.medicis.com.

Medicis Guidance

Previously released fiscal 2003 revenue and earnings guidance provided by Medicis in the first quarter fiscal 2003 press release remains unchanged. Medicis expects any financial impact of the license agreement with Taro to be immaterial, and therefore does not anticipate any adjustments to its previously provided guidance for fiscal year 2003.

Medicis Safe Harbor Statement

Except for historical information, this press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. This includes earnings estimates, future financial performance and other matters. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. The Company cannot validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company's core brands, or any future competitive product approvals that may affect the Company's brands. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Any such projections or statements include the current views of Medicis with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such results will be achieved and there are a number of important factors that could cause actual results to differ materially from those projected, including the ability to realize anticipated synergies and benefits of the Ascent transaction, the risks and uncertainties normally incident to the pharmaceutical industry, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis' strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product development by Medicis or third parties, product introductions and other risks described from time to time in Medicis' SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2002. In addition, Medicis recently sold $400 million of 2.5% Contingent Convertible Notes Due 2032. There can be no assurance as to when or if any of the Notes will be converted, and what impact the increase in the number of shares outstanding will have on our results of operations. Forward-looking statements represent the judgment of Medicis' management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements.

NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF(R) is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. All other marks (or brands) and names are the property of Medicis or its Affiliates.


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About Taro

Taro Pharmaceutical Industries Ltd. is a multinational, science-based pharmaceutical company dedicated to meeting the needs of its customers through the discovery, development, manufacturing and marketing of the highest quality healthcare products. For more information on Taro, please visit www.taro.com.

Taro Safe Harbor Statement

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements that are not describing historical facts, such as comments describing what the company or its officers "expect," or comments describing an "opportunity," or similar statements; comments concerning Taro's expectations regarding the licensing or purchase of branded product lines from Medicis, the sales potential of Medicis' products, and the integration of the licensed products into the existing operations of Taro. Although Taro believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ include future marketplace acceptance of the licensed/acquired products, the products' ability to benefit from direct-to-physician representation, industry and market conditions, slower than anticipated regulatory approval of new products, other regulatory actions, slower than anticipated penetration of new markets, changes in the Company's financial position, the situation in the Middle East and other risks detailed from time to time in the Company's SEC reports, including its 2001 Annual Report on Form 20-F.

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